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                                                                    EXHIBIT 99.3

                           FARMERS NATIONAL BANC CORP.
                               REQUEST FOR CHANGE
                 DIVIDEND REINVESTMENT PLAN SAFEKEEPING ACCOUNT

Please make the following change(s) in my Dividend Reinvestment Plan Safekeeping
Account:

[ ]   Withdraw and issue ____ shares from my Dividend Reinvestment Plan
         Safekeeping Account and mail certificate to the address below.

[ ]   Deposit certificate(s) no(s). ______________________________ totaling
         _______________ shares to my Dividend Reinvestment Plan Safekeeping Account.

[ ]   Transfer _____ shares from account no. _______________ in the name(s) of
         _____________________ to account no. ________________________________
         in the name(s) of __________________________________________.

[ ]   Terminate my participation in the Dividend Reinvestment Plan. Please issue a certificate for full shares and a check for fractional shares and mail to address below.

[ ]   Change the address on account no. ________________ in the name(s) of
         _____________________________. (New address is listed below.)

Date:_________________________                 _________________________________
                                               *Signature

                                               _________________________________
                                               Signature

Address:______________________                 SIGNATURE GUARANTEED:

        ______________________

        ______________________

FNBC change by ____ Date______                 _________________________________

* If the shares are registered in more than one name (i.e., joint tenants, trustee, etc.), all registered holders must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title.

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